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                                                                   Exhibit 10.30


                          [ONE HUNDRED RUPEES GRAPHIC]


                                 RENT AGREEMENT

This lease is made on this day of 1st August, 2001 between M/s ROSHAN POLYMERS LIMITED through their authorized signatory SH. RAJESH CHAUDHARY (DIRECTOR) R/O 195 sector-15A, NOIDA hereinafter called the Lessor which expression shall include his legal heirs & legal representatives and assigns, successors and administrator on the ONE PART and M/s VIRAGE LOGIC INTERNATIONAL (Branch office of VLI USA in India), through their authorized signatory Mr. Alok Singh (Vice President & General Manager) R/O G-147, Sector-25, NOIDA, called the Lessee, which expression shall include their successors, legal representatives and assigns and administrators on the SECOND PART.

WHEREAS the lessor and absolute owner of the premises bearing NO. A-75, SECTOR-57, NOIDA, DISTT. GUATAM BUDH NAGAR, U.P. measuring 1220s/mtr. with absolute right to let out the premises and whereas the lessor has agreed to let out the entire building consisting basement, ground floor, first floor and second floor to the lessee M/S Virage Logic International.

AND WHEREAS the lessee agreed to take the above premises on rent belonging to the lessor for the use of the lessee w.e.f. 1st August, 2001.


For Roshan Polymers Limited            VIRAGE LOGIC INTERNATIONAL

LESSOR                                 LESSEE
/s/ RAJESH CHAUDHARY                   /s/ ALOK SINGH
------------------------------         ------------------------------
Director                               Authorized Signature
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NOW THEREFOR IT IS AGREED BETWEEN THE PARTIES HERETO AS FOLLOWS:

a) That the rent shall be Rs.3,12,000/- (Three Lacs Twelve thousand only) per month.

b)  The rent shall be subject to an increase of 10 (ten) percent per annum.

c)  The rent start from 1st August, 2001.

d)  The rent shall be paid in advance by 7th of the calendar month.

1.  That the lessee has paid to the lessor Rs. Twenty Five lacs
    (Rs.25,00,000/-) as interest free security as follows:

        -  Ch.No. 993352 dt. 29/06/01 for Rs.  2,00,000/-
        -  Ch No. 993357 dt. 04/07/01 for Rs.  3,00,000/-
        -  Ch No. 993376 dt. 12/07/01 for Rs.  7,50,000/-
        -  Ch No. 993398 dt. 01/08/01 for Rs. 12,50,000/-

2. That the security deposit shall be required in full by the lessor to the lessee or his authorized representative immediately on giving back the vacant possession of the said premises.

3. That the period of lease granted by the lessor to the lessee for the demised premises has been agreed to be eight (8) years and thereafter the agreement can be extended for further period of (3) three years with mutual consent and on such terms & conditions as may be mutually agreed upon.

4. That the lessee shall be entitled to terminate the agreement after three (3) years of the agreement signed upon serving two months prior notice.

5. That the default in payment of monthly rent by the lessee to the lessor for consequent 3 months will lead to termination of the rent agreement.

6. That the lessor shall provide electricity load connection of 150KVA to the lessee. The electricity connection shall be in the name of lessee and the lessee shall pay the actual cost incurred to the authorities concerned.

7. That the lessor shall get the rent permission from the concerned authority and the lessee shall bear the actual cost.

8. That in case of any major repairs such as leakage of water, bursting of sanitary pipes or any damages to the structure due to rain or other causes (not attributable to misuse or negligence on the part of lessee), the same shall be attended to and effected by the lessor at his own cost as soon as possible.



For Roshan Polymers Limited             VIRAGE LOGIC INTERNATIONAL

/s/ RAJESH CHAUDHARY                    /s/ ALOK SINGH
----------------------------            --------------------------------
                    Director                        Authorized Signatory


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9.   That all the rules, regulations, laws by-laws of the local authority having jurisdiction over the demised premises have been compiled by the Lessor. That should there be any further actions required to satisfy such laws the same shall be cone by the lessor at his own cost.

10. That the lessor shall bear all the charges pertaining to property / real estate tax or local tax etc. levied by the concerned authorities.

11. IN WITNESS HEREOF THE PARTIES HERETO have set their respective hands on the present on the date, month and year herein above first mentioned on the presence of the following witness:



Witness:    1. SANJEVAN NEZI               LESSOR   For Roshan Polymers Limited
               [Illegible]
               [Illegible]                          /s/ RAJESH CHAUDHARY
                                                    ----------------------------
                                                                        Director

            2.
                                           LESSEE   VIRAGE LOGIC INTERNATIONAL

                                                           /s/ ALOK SINGH
                                                    ----------------------------
                                                        Authorized Signatory



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